     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1995

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        SANTA FE ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     36-2722169
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)
       1616 SOUTH VOSS ROAD, SUITE 1000
                HOUSTON, TEXAS                                    77057
   (Address of Principal Executive Offices)                     (Zip Code)

                           SANTA FE ENERGY RESOURCES
                            SAVINGS INVESTMENT PLAN
                            (Full title of the plan)
                                 DAVID L. HICKS
                   VICE PRESIDENT -- LAW AND GENERAL COUNSEL
                        SANTA FE ENERGY RESOURCES, INC.
                        1616 SOUTH VOSS ROAD, SUITE 1000
                              HOUSTON, TEXAS 77057
                    (Name and address of agent for service)

                                 (713) 507-5000
                    (Telephone number, including area code,
                             of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM
                                                      OFFERING       AGGREGATE       AMOUNT OF
       TITLE OF SECURITIES          AMOUNT TO BE       PRICE          OFFERING      REGISTRATION
       TO BE REGISTERED(1)           REGISTERED      PER SHARE         PRICE            FEE
- ----------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share.................  500,000 Shares    $9.6875(2)   $4,843,750(2)       $1,671
====================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also relates to an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Company's Common Stock on the New York Stock Exchange on April 11, 1995.

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- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements of Santa Fe Energy Resources, Inc. (the "Company") and the Santa Fe Energy Resources Savings Investment Plan (the "Plan") on Form S-8 (Registration Nos. 33-37175 and 33-44542) which were filed with the Securities and Exchange Commission on October 5, 1990 and December 16, 1991, respectively.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Company and the Plan incorporate herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993; and

          (3) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 1-7667) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 21, 1990.

     All documents filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 8. EXHIBITS.

  EXHIBIT
  NUMBER                                       DESCRIPTION
  ------                                       -----------
    5.1      Opinion of Andrews & Kurth L.L.P.
    5.2      Favorable determination letter from the Internal Revenue Service to the effect that the Santa Fe Energy Resources Savings Investment Plan is qualified under
             Section 401 of the Internal Revenue Code.
   23.1      Consent of Price Waterhouse LLP.
   23.2      Consent of Andrews & Kurth L.L.P. (included in their opinion filed as Exhibit
             5.1).
   23.3      Consent of Ryder Scott Company.
   24.1      A power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included on the signature page contained in Part II of this
             Registration Statement.
   99.1      First Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.2      Third Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.3      Fourth Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.4      Fifth Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.5      Sixth Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.6      Seventh Amendment to Santa Fe Energy Resources Savings Investment Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Santa Fe Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 13, 1995.

                                          SANTA FE ENERGY RESOURCES, INC.

                                          By:    /s/  JAMES L. PAYNE
                                                      James L. Payne
                                           Chairman of the Board, President and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Know all men by these presents, that each of the undersigned officers and directors of Santa Fe Energy Resources, Inc. hereby constitutes and appoints James L. Payne, R. Graham Whaling and David L. Hicks, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                               TITLE                      DATE
- ---------------------------------------------  ----------------------------    ----------------

          /s/  JAMES L. PAYNE                  Chairman of the Board,            April 13, 1995
               James L. Payne                    President and Chief
                                                 Executive Officer and
                                                 Director (Principal
                                                 executive officer)
         /s/  R. GRAHAM WHALING                Senior Vice President and         April 13, 1995
              R. Graham Whaling                  Chief Financial Officer
                                                 (Principal financial and
                                                 accounting officer)

          /s/  ROD F. DAMMEYER                 Director                          April 13, 1995
               Rod F. Dammeyer

        /s/  WILLIAM E. GREEHEY                Director                          April 13, 1995
             William E. Greehey

          /s/  MELVYN N. KLEIN                 Director                          April 13, 1995
               Melvyn N. Klein

          /s/  ROBERT D. KREBS                  Director                          April 13, 1995
               Robert D. Krebs

                  SIGNATURE                               TITLE                      DATE
- ---------------------------------------------  ----------------------------    ----------------
         /s/  ALLAN V. MARTINI                 Director                          April 13, 1995
              Allan V. Martini

         /s/  MICHAEL A. MORPHY                Director                          April 13, 1995
              Michael A. Morphy

        /s/  REUBEN F. RICHARDS                Director                          April 13, 1995
             Reuben F. Richards

                                               Director
              David M. Schulte

          /s/  MARC J. SHAPIRO                 Director                          April 13, 1995
               Marc J. Shapiro

          /s/  ROBERT F. VAGT                  Director                          April 13, 1995
               Robert F. Vagt

                                               Director
             Kathryn D. Wriston

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation and Benefits Committee (which administers the Santa Fe Energy Resources Savings Investment Plan) has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 13, 1995.

                                          SANTA FE ENERGY RESOURCES SAVINGS
                                            INVESTMENT PLAN

                                          By:  /s/  WILLIAM E. GREEHEY
                                                    William E. Greehey
                                                Chairman, Compensation and
                                                    Benefits Committee

                                                /s/  ROD F. DAMMEYER
                                                     Rod F. Dammeyer
                                            Member, Compensation and Benefits
                                                        Committee

                                               /s/  MICHAEL A. MORPHY
                                                    Michael A. Morphy
                                            Member, Compensation and Benefits
                                                        Committee

                                               /s/  REUBEN F. RICHARDS
                                                    Reuben F. Richards
                                            Member, Compensation and Benefits
                                                        Committee

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
                                                                                       NUMBERED
  NUMBER                                  DESCRIPTION                                    PAGE
  ------     ---------------------------------------------------------------------    -----------
    5.1      Opinion of Andrews & Kurth L.L.P.
    5.2      Favorable determination letter from the Internal Revenue Service to the effect that the Santa Fe Energy Resources Savings Investment Plan is qualified under Section 401 of the Internal Revenue Code.
   23.1      Consent of Price Waterhouse LLP.
   23.2      Consent of Andrews & Kurth L.L.P. (included in their opinion filed as
             Exhibit 5.1).
   23.3      Consent of Ryder Scott Company.
   24.1      A power of attorney, pursuant to which amendments to this
             Registration Statement may be filed, is included on the signature page contained in Part II of this Registration Statement.
   99.1      First Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.2      Third Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.3      Fourth Amendment to Sant a Fe Energy Resources Savings Investment
             Plan.
   99.4      Fifth Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.5      Sixth Amendment to Santa Fe Energy Resources Savings Investment Plan.
   99.6      Seventh Amendment to Santa Fe Energy Resources Savings Investment
             Plan.